UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2023

BURGERFI INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38417	82-2418815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Cypress Creek Rd., Suite 220 Fort Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)

(954) 618-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of exchange on which registered
Common stock, par value $0.0001 per share	BFI	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	BFIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 28, 2022, the John Rosatti Revocable Trust U/A/D 08/27/2001 (the “JR Trust”), a beneficial owner of more than ten percent of the Company’s issued and outstanding shares of common stock, filed a suit against BurgerFi International, Inc. (the “Company”), as previously disclosed by the Company in its periodic filings. On January 11, 2023, the Company, the JR Trust, John Rosatti and, with respect to certain sections, Adam Rosatti, entered into a confidential settlement with respect to the suit (the “Settlement”).

In connection with the Settlement, on March 15, 2023, the Company, the JR Trust and John Rosatti entered into a Voting Agreement (the “Voting Agreement”) pursuant to which the JR Trust and John Rosatti agreed to vote (or consent pursuant to an action by written consent of the Company’s stockholders) all securities of the Company that the JR Trust or John Rosatti owns from time to time and may vote for the approval of up to two separate acquisition(s) (irrespective of how the acquisitions may be structured) by or involving the Company, including ancillary transactions, if any, necessary to effectuate such acquisitions (such as, including but not limited to, amending the Company’s Amended and Restated Certificate of Incorporation and 2020 Omnibus Equity Plan) (each, an “Acquisition”), where stockholder approval is required. The Voting Agreement also provides that, if during the term of the Voting Agreement, any stockholder who is a party thereto is unable to attend in person a meeting of the Company’s stockholders at which the related proxy statement includes a proposal to approve an Acquisition, and the stockholder also fails to timely submit a proxy card or voting instruction indicating how such stockholder intends to vote for the Acquisition proposal, the stockholder appoints the Executive Chairman of the Board of Directors, or his or her designee, as its true and lawful attorney and proxy with full power of substitution for and its name to act on behalf of the stockholder, for the limited purpose of voting in favor of the Acquisition at any such meeting of the stockholders; provided, however that such stockholder may attend and vote at the meeting of the Company’s stockholders, in which case such limited proxy shall not be exercised; provided, further that in the event of such voting by such stockholder at the meeting that is not in favor of the Acquisition, the Executive Chairman of the Board may again exercise such limited proxy and such stockholder may not vote with respect to the Acquisition again.

The Voting Agreement is filed with this Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Voting Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Voting Agreement, filed with this Form 8-K as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Voting Agreement among BurgerFi International Inc., the John Rosatti Revocable Trust U/A/D 08/27/2001 and John Rosatti, dated March 15, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2023

BURGERFI INTERNATIONAL, INC.

By:	/s/ Stefan K. Schnopp
Stefan K. Schnopp
Chief Legal Officer and Corporate Secretary

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